Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and ot the use of our report dated August 23, 2004, except for Note 11 as to which the date is September 24, 2004, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp., in the Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-119428) and related Prospectus of Alliance Pharmaceutical Corp. for the registration of 64,178,599 shares of its common stock.

/s/ ERNST & YOUNG LLP

San Diego, California
October 10, 2005